Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial statements present the combination of financial information of Pubco, SPAC and the Company, adjusted to give effect to the Transactions, which were consummated on October 9, 2026 (the “Closing Date”).

The following unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical unaudited balance sheet of Pubco as of June 30, 2026, the historical unaudited balance sheet of the Company as of June 30, 2026, the historical unaudited balance sheet of SPAC as of June 30, 2026, giving pro forma effect to the Transactions as if they had occurred as of June 30, 2026.

The following contains two unaudited pro forma condensed combined statements of operations of Pubco.

•

First, an unaudited pro forma condensed combined statement of operations of Pubco presents (i) the historical audited statement of operations of Pubco for the period from August 29, 2025 (inception) to December 31, 2025, (ii) the historical audited statement of operations of the Company for the period from July 18, 2025 (inception) to December 31, 2025, and (iii) the historical unaudited statement of operations of the SPAC for the period from July 1, 2025 to December 31, 2025 on a pro forma basis as if the Transactions had occurred on July 18, 2025. The Company and Pubco were incorporated on July 18, 2025 and August 29, 2025, respectively.

•

In addition, a separate unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 is included, which presents (i) the historical unaudited statement of operations of the relevant entities for the six-month period, adjusted to reflect the combined results on a pro forma basis, and (ii) pro forma adjustments giving effect to the Transactions as if they had occurred on July 18, 2025.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 has been derived from:

•	the historical unaudited financial statements of SPAC as of June 30, 2026, and the related notes thereto included elsewhere in the Proxy Statement/Prospectus and are incorporated herein by reference;

•

the historical unaudited financial statements of the Company as of June 30, 2026, and the related notes thereto included elsewhere in the Proxy Statement/Prospectus and are incorporated herein by reference; and

•

the historical unaudited financial statements of Pubco as of June 30, 2026, and the related notes thereto included elsewhere in the Proxy Statement/Prospectus and are incorporated herein by reference .

The unaudited pro forma condensed combined statement of operations for the period from July 18, 2025 (inception) to December 31, 2025 has been derived from:

•

Pubco was incorporated on August 29, 2025, therefore, the historical statement of operations for the period ended December 31, 2025 included in the unaudited pro forma condensed combined statement of operations, is derived from Pubco’s historical audited financial statements for the period from August 29, 2025 through December 31, 2025.

•

The Company was incorporated on July 18, 2025, therefore, the historical statement of operations for the period ended December 31, 2025 included in the unaudited pro forma condensed combined statement of operations, is derived from the Company’s historical audited financial statements for the period from July 18, 2025 through December 31, 2025.

•

The historical financial statements of SPAC for the period from July 1, 2025 to December 31, 2025, and the related notes thereto, which were derived from SPAC’s audited financial statements as of and for the year ended September 30, 2025, SPAC’s unaudited interim financial statements as of and for the period ended June 30, 2025, SPAC’s unaudited financial statements as of and for the period ended

December 31, 2025, included elsewhere in the Proxy Statement/Prospectus and are incorporated herein by reference . Management has determined that the results of operations of SPAC for the period from July 1, 2025 through July 17, 2025 were not material, and, accordingly, no separate adjustment has been reflected for such period.

The unaudited pro forma condensed combined statement of operations for the period from January 1, 2026 to June 30, 2026 has been derived from:

•	The historical unaudited financial statements of Pubco for the period from January 1, 2026 to June 30, 2026.

•	The historical unaudited financial statements of the Company for the period from January 1, 2026 to June 30, 2026.

•

The historical unaudited financial statements of SPAC for the period from January 1, 2026 to June 30, 2026, and the related notes thereto, which were derived from SPAC’s unaudited interim financial statements as of and for the three-month period ended March 31, 2026 and SPAC’s unaudited interim financial statements as of and for the three-month period ended June 30, 2026, included elsewhere in the Proxy Statement/Prospectus and are incorporated herein by reference.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as in effect on the date of the Proxy Statement/Prospectus which incorporates transaction accounting adjustments. Pubco, the Company and SPAC have elected not to present any estimates related to potential synergies and other transaction effects that are reasonably expected to occur or have already occurred. Accordingly, the unaudited pro forma condensed combined financial information includes only transaction accounting adjustments. The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information and describe the assumptions and estimates underlying the unaudited pro forma adjustments.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the Transactions as if they had occurred (i) on June 30, 2026 for the pro forma condensed combined balance sheet and (ii) on July 18, 2025 for the pro forma condensed combined statement of operations for the period from July 18, 2025 to December 31, 2025 and for the six months ended June 30, 2026. In connection with the Transactions, holders of 18,463,753 Public Shares exercised their right to redeem such shares for cash at a redemption price of approximately $10.49 per share as of June 30, 2026, resulting in an aggregate redemption payment of approximately $193.6 million paid from the Trust Account. The unaudited pro forma condensed combined financial information reflects the actual shares redeemed that occurred in connection with the Closing. Following such redemptions, 4,536,247 Public Shares remained outstanding and were converted into an equivalent number of shares of Pubco Class A Common Stock, and approximately $47.6 million of the Trust Account was released to Pubco. Upon consummation of the Transactions, the Company and Pubco became related parties to Ripple Labs, Inc. (Ripple Labs) and ceased to be wholly-owned subsidiaries of, or consolidated by, Ripple Labs. As a result of the change in ownership structure, management reassessed the applicability of ASU 2023-08 and determined that the Company’s and Pubco’s XRP holdings do not meet the scoping criteria of ASC 350-60-15-1f. Accordingly, the XRP holdings continue to be accounted for as indefinite-lived intangible assets under ASC 350-30, measured at historical cost less accumulated impairment. For US GAAP purposes, the Company’s and Pubco’s XRP holdings remain subject to the historical cost less accumulated impairment model upon consummation of the Transactions. During the period July 1, 2026 to the Closing Date, the lowest observable price of XRP from Coinbase was $0.99, which would have resulted in an additional impairment of $6.9 million between June 30, 2026 and the Closing Date. The amendments to the Sponsor Support Agreement, the Contribution Agreement, the Advance Funding Subscription Agreements, the Series C Subscription Agreement and the Contributor Related Party Entity Subscription Agreement revised the exchange economics and reduced the number of shares issuable to investors upon consummation of the Transactions and remeasured the refundable investor advance liability at the Closing XRP Price, which resulted in the amount ultimately payable to investors being lower than the carrying amount of the liability as of June 30, 2026.

This information should be read together with the financial statements and related notes, as applicable, of each of the Company and SPAC included in the Proxy Statement/Prospectus and are incorporated herein by reference and the sections “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “SPAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of what Pubco’s actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor is it indicative of Pubco’s future results of operations or financial position. The unaudited pro forma adjustments are based on information currently available and on the assumptions and estimates described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2026

	Pathfinder Digital Assets LLC (Historical)	Evernorth Holdings Inc. (Historical)	Elimination Adjustments	Combined Company (Historical)	Armada Acquisition Corp II (Historical)	Transaction Accounting Adjustments			Other Transaction Accounting Adjustments			Pro Forma Combined
ASSETS
Current assets
Cash	$789,682	$97,745	$—	$887,427	$54,503	$47,564,385	(a	)				$75,720,653
						(1,814,499)	(k	)
						453,625	(k	)
						(4,120,000)	(i	)
						10,500,000	(h	)
						(250,000)	(o	)
						(6,554,788)	(q	)
									29,000,000	(r	)
Restricted cash	—	49,995	—	49,995	—	(49,995)	(n	)				—
Related party receivable	3,115,890	—	(3,115,890)	—	—	—	(m	)				—
Prepaid expenses	—	26,417	—	26,417	66,114	—						92,531
Prepaid insurance	—	—	—	—	57,233	41,667	(o	)				98,900

Total current assets	3,905,572	174,157	(3,115,890)	963,839	177,850	45,770,395			29,000,000			75,912,084
Prepaid insurance – long-term	—	—	—	—	—	208,333	(o	)				208,333
Cash and marketable securities held in Trust Account	—	—	—	—	241,164,305	(241,164,305)	(a	)				—
Deferred offering costs	553,347	6,423,096	—	6,976,443	—	(6,976,443)	(i	)				—
Digital assets	—	348,778,304	—	348,778,304	—	286,138	(h	)				349,114,437
						49,995	(n	)
Deferred tax asset	—	—	—	—	—	—	(l	)				—

Total assets	$4,458,919	$355,375,557	$(3,115,890)	$356,718,586	$241,342,155	$(201,825,887)			$29,000,000			$425,234,854

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET—(Continued)

AS OF JUNE 30, 2026

	Pathfinder Digital Assets LLC (Historical)	Evernorth Holdings Inc. (Historical)	Elimination Adjustments	Combined Company (Historical)	Armada Acquisition Corp II (Historical)	Transaction Accounting Adjustments			Other Transaction Accounting Adjustments			Pro Forma Combined
LIABILITIES AND CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$608,483	$166,796	$—	$775,279	$5,392,291	—						$6,167,570
Accrued offering costs	—	—	—	—	75,000	—						75,000
Interest payable, related party	93,029	—	—	93,029	—	—						93,029
Related party payable	328,125	8,966,901	(3,115,890)	6,179,136	—	—	(m	)				6,179,136
Note payable, related party	6,554,788	—	—	6,554,788	—	(6,554,788)	(q	)				—
Refundable investor advances	—	687,093,995	—	687,093,995	—	(413,145,235)	(c	)				—
						(97,753,881)	(f	)
						(176,144,884)	(g	)
						(49,995)	(n	)

Total current liabilities	7,584,425	696,227,692	(3,115,890)	700,696,227	5,467,291	(693,648,783)			—			12,514,735
Deferred professional fees	—	—	—	—	38,387							38,387
Deferred underwriting fee payable	—	—	—	—	9,200,000	(9,200,000)	(k	)				—
Deferred tax liability	—	—	—	—	—	—	(l	)				—
Convertible Note									30,000,000	(r	)	30,000,000

Total liabilities	7,584,425	696,227,692	(3,115,890)	700,696,227	14,705,678	(702,848,783)			30,000,000			42,553,122

Commitments and contingencies
Class A ordinary shares subject to possible redemption, 23,000,000 shares at a redemption value of $10.49 per share	—	—	—	—	241,164,305	(241,164,305)	(a	)				—
Redeemable non- controlling interest	—	—	—	—	—	65,299,410	(f	)				230,887,560
						165,588,150	(p	)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET—(Continued)

AS OF JUNE 30, 2026

	Pathfinder Digital Assets LLC (Historical)	Evernorth Holdings Inc. (Historical)	Elimination Adjustments	Combined Company (Historical)	Armada Acquisition Corp II (Historical)	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Pro Forma Combined
Stockholders’ equity (deficit)		—			—
Preference shares, $0.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding as of June 30, 2026	—	—	—	—	—					—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 710,000 shares issued and outstanding as of June 30, 2026	—	—	—	—	71	(71)	(c)			—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,880,000 shares issued and outstanding as of June 30, 2026	—	—	—	—	788	(788)	(c)			—
Pubco Class A Common Stock	—	—	—	—	—	4,536	(b)			22,269
		—			—	4,431	(c)
		—			—	310	(d)
		—			—	1,581	(e)
		—			—	624	(f)
	—	—	—	—	—	10,123	(g)
		—			—	664	(h)
Pubco Class C Common Stock	—	—	—	—	—	29,306	(c)			32,212
		—			—	2,906	(g)
Additional paid-in capital	—	—	—	—	—	47,556,894	(a)			479,364,889
		—			—	302,301,877	(c)
		—			—	6,232,885	(f)
		—			—	130,223,768	(g)
		—			—	10,785,474	(h)
		—			—	7,839,126	(k)
		—			—	(6,976,443)	(i)
		—			—	(4,120,000)	(i)
		—			—	49,995	(n)
		—			—	(14,528,687)	(j)
Member’s capital	—	—	—	—	—
Accumulated deficit	(3,125,506)	(340,852,135)	—	(343,977,641)	(14,528,687)	14,528,687	(j)			(327,625,198)
						(165,588,150)	(p)
						110,813,125	(c)
						26,219,381	(f)
						45,908,087	(g)
								(1,000,000)	(r)

Total stockholders’ equity (deficit)	(3,125,506)	(340,852,135)	—	(343,977,641)	(14,527,828)	511,299,641		(1,000,000)		151,794,172

Total liabilities, redeemable equity and stockholders’ equity (deficit)	$4,458,919	$355,375,557	$(3,115,890)	$356,718,586	$241,342,155	$(201,825,887)		$29,000,000		$425,234,854

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JULY 18, 2025 (INCEPTION) TO DECEMBER 31, 2025(1)

	Pathfinder Digital Assets LLC (Historical)	Evernorth Holdings Inc. (Historical)	Combined Company (Historical)	Armada Acquisition Corp II (Historical)	Transaction Accounting Adjustments			Other Transaction Accounting Adjustments			Pro Forma Combined
Operating expenses:
General and administrative costs	$906,739	$1,115,340	$2,022,079	$4,469,542	$(15,400)	(cc	)	$1,000,000	(hh	)	$7,495,171
					18,950	(dd	)
Digital assets impairment	—	233,650,642	233,650,642	—	—						233,650,642

Total operating expenses	906,739	234,765,982	235,672,721	4,469,542	3,550			1,000,000			241,145,813

Income (loss) from operations	(906,739)	(234,765,982)	(235,672,721)	(4,469,542)	(3,550)			(1,000,000)			(241,145,813)

Other (income) expense:
Change in fair value of refundable investor advances	—	(82,054,043)	(82,054,043)	—	82,054,043	(ff	)				—
Interest earned on cash and marketable securities held in Trust Account	—	—	—	(4,797,110)	4,797,110	(aa	)				—
Interest expense, related party	6,032	5,463	11,495	—	(11,495)	(gg	)				—
Interest income, related party	(5,463)	—	(5,463)	—	5,463	(gg	)				—
Interest expense, convertible note	—	—	—	—				543,333	(hh	)	543,333

Total other (income) expense	569	(82,048,580)	(82,048,011)	(4,797,110)	86,845,121			543,333			543,333

Income (loss) before provision for income taxes	(907,308)	(152,717,402)	(153,624,710)	327,568	(86,848,671)			(1,543,333)			(241,689,146)
Income tax (benefit)	—	—	—	—	—	(bb	)				—

Net income (loss)	$(907,308)	$(152,717,402)	$(153,624,710)	$327,568	$(86,848,671)			$(1,543,333)			$(241,689,146)

Net loss (income) attributable to redeemable non-controlling interest	—	—	—	—	461,854	(ee	)				461,854

Net income (loss) attributable to parent	$(907,308)	$(152,717,402)	$(153,624,710)	$327,568	$(86,386,817)			$(1,543,333)			$(241,227,292)

Basic and diluted net income (loss) per ordinary share, Class A & Class B ordinary shares not subject to redemption				$0.01
Pro forma basic and diluted weighted average shares outstanding											54,480,897

Pro forma basic and diluted net loss per share											$(4.43)

(1)	Please refer to Note 7— “Net Income (Loss) per Share for the period from July 18, 2025 (Inception) to December 31, 2025” for details.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2026 TO JUNE 30, 2026 (2)

	Pathfinder			Armada
	Digital	Evernorth		Acquisition			Other
	Assets	Holdings	Combined	Corp	Transaction		Transaction			Pro
	LLC	Inc.	Company	II	Accounting		Accounting			Forma
	(Historical)	(Historical)	(Historical)	(Historical)	Adjustments		Adjustment			Combined
Operating expenses:
General and administrative costs	$2,149,210	$1,447,627	$3,596,837	$1,477,610	$20,548	(kk)				$5,094,995
Digital assets impairment	—	264,146,097	264,146,097	—	—					264,146,097

Total operating expenses	2,149,210	265,593,724	267,742,934	1,477,610	20,548		—			269,241,092

Income (loss) from operations	(2,149,210)	(265,593,724)	(267,742,934)	(1,477,610)	(20,548)		—			(269,241,092)

Other (income) expense:
Change in fair value of refundable investor advances	—	(77,477,000)	(77,477,000)	—	77,477,000	(mm)				—
Interest earned on cash and marketable securities held in Trust Account	—	—	—	(4,234,250)	4,234,250	(ii)				—
Interest expense, convertible note							610,867	(oo	)	610,867
Interest expense, related party	86,997	18,009	105,006	—	(105,006)	(nn)				—
Interest income, related party	(18,009)	—	(18,009)	—	18,009	(nn)				—

Total other (income) expense	68,988	(77,458,991)	(77,390,003)	(4,234,250)	81,624,253		610,867			610,867

Income (loss) before provision for income taxes	(2,218,198)	(188,134,733)	(190,352,931)	2,756,640	(81,644,801)		(610,867)			(269,851,959)
Income tax (benefit)	—	—	—	—	—	(jj)				—

Net income (loss)	$(2,218,198)	$(188,134,733)	$(190,352,931)	$2,756,640	$(81,644,801)		$(610,867)			$(269,851,959)

Net loss (income) attributable to redeemable non-controlling interest	—	—	—	—	1,129,146	(ll)				1,129,146

Net income (loss) attributable to parent	$(2,218,198)	$(188,134,733)	$(190,352,931)	$2,756,640	$(80,515,655)		$(610,867)			$(268,722,813)

Basic and diluted net income (loss) per ordinary share, Class A & Class B ordinary shares not subject to redemption				$0.09
Pro forma basic and diluted weighted average shares outstanding										54,480,897

Pro forma basic and diluted net loss per share										$(4.93)

(2)	Please refer to Note 8— “Net Income (Loss) per Share for the period January 1, 2026 to June 30, 2026” for details.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Description of the Transactions in the Business Combination Agreement

On October 19, 2025, SPAC, Pubco, SPAC Merger Sub, the Company, Company Merger Sub and Ripple entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, following the SPAC Domestication and upon Closing, (a) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company, with Ripple receiving one share of Pubco Class A Common Stock for each Company Unit held by Ripple and exchanged subject to certain limitations on the initial holdings of Ripple and certain related entities included in the Business Combination Agreement, and (b) simultaneously with the Company Merger, SPAC Merger Sub will merge with and into SPAC Delaware, with SPAC Delaware continuing as the surviving entity, with (x) stockholders of SPAC Delaware receiving one share of Pubco Class A Common Stock for each SPAC Class A Share of SPAC Delaware held by such stockholder, and (y) warrant holders of SPAC Delaware receiving one warrant to purchase Pubco Class A Common Stock for each warrant to purchase SPAC Class A Shares held by such warrant holders.

On August 12, 2026, the parties amended the Sponsor Support Agreement, the Contribution Agreement, the Advance Funding Subscription Agreements, the Series C Subscription Agreement and the Contributor Related Party Entity Subscription Agreement to revise the pricing mechanics used to determine the number of equity interests issuable in respect of XRP-denominated contributions and investments. As originally executed, those agreements fixed the initial calculation at the Signing XRP Price of $2.36609, with an upward adjustment only if the Closing XRP Price exceeded that amount. As amended, the initial calculation is also subject to a closing-date adjustment such that, if the Closing XRP Price is below the Signing XRP Price, XRP-denominated contributions and investments are measured using the lower Closing XRP Price. The Closing XRP Price is $1.43069, as calculated by taking the arithmetic average of the quotes at 4:00 p.m. New York City time for each of the three days immediately preceding the Closing Date. The specific mechanics applicable to each agreement are described below.

The Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, SPAC entered into the Sponsor Support Agreement, pursuant to which, among other things, the Sponsor agreed to (a) vote its SPAC Common Shares in favor of the Business Combination Agreement and the Transactions and each of the proposals to be approved by SPAC shareholders at the Extraordinary General Meeting, (b) vote its SPAC Common Shares against (i) any Acquisition Proposal or Alternative Transaction, (ii) any merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC (other than the Transactions), (iii) any change in the business of SPAC, and (iv) any proposal, action or agreement involving SPAC that would or would reasonably be expected to impede, frustrate, prevent or nullify the Business Combination Agreement or any Ancillary Agreement, (c) during the Interim Period, comply with the restrictions imposed by the Insider Letter, including the restrictions on redeeming SPAC Common Shares in connection with the Transactions and complying with the transfer restrictions with respect to its SPAC Common Shares and SPAC Private Warrants, (d) subject to and conditioned upon the Closing, waive any anti-dilution rights in connection with the Transactions that would otherwise result in the SPAC Class B Shares converting into SPAC Class A Shares on a greater than one-for-one basis, (e) subject to and conditioned upon the Closing, effective as of the Closing, waive and forever discharge all Claims (as defined below) against the SPAC, Pubco, the Company and each of their respective past and present directors, officers, employees, agents, predecessors, successors, assigns, Affiliates and Subsidiaries, provided that nothing releases, waives or discharges any claim for fraud or the specific categories of claims expressly preserved in the Sponsor Support Agreement (including claims under the Sponsor Support Agreement or any other Ancillary Agreement, rights to receive Pubco securities thereunder, and indemnification rights) and (f) immediately prior to the Company Merger Effective Time, forfeit for no consideration 120,000 SPAC Class A Shares, 2,364,000 SPAC Class B Shares and 60,000 SPAC Private Warrants.

On August 12, 2026, SPAC, Pubco and Sponsor entered into Amendment No. 1 to the Sponsor Support Agreement for purposes of adjusting the number of SPAC Class A Shares, SPAC Class B Shares and Private Placement Warrants that will be forfeited by Sponsor at the Company Merger Effective Time. Specifically, Amendment No. 1 to the Sponsor Support Agreement provides that Sponsor will forfeit to SPAC for cancellation and for no consideration the Forfeited SPAC Class A Shares, the Forfeited SPAC Class B Shares and the Forfeited SPAC Private Warrants.

For the purposes of the preceding paragraph, “Claims” mean all past or present claims, demands, damages, debts, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring (or any circumstances existing) at or prior to the Closing.

A copy of the Sponsor Support Agreement is attached to the Proxy Statement/Prospectus as Annex J, which is incorporated herein by reference.

Contribution Agreement

Concurrently with the execution of the Business Combination Agreement, Ripple, Pubco and the Company entered into the Contribution Agreement, pursuant to which Ripple contributed to the Company 126,791,458 XRP tokens in a private placement, in exchange for the Contributor Subscribed Units equal to the sum of (a) the Contributor Initial Subscribed Units and (b) the Contributor Adjustment Units, if any. A copy of the Contribution Agreement is attached to the Proxy Statement/Prospectus as Annex K, which is incorporated herein by reference.

On August 12, 2026, Ripple, Pubco and the Company entered into Amendment No. 1 to the Contribution Agreement in order to revise the pricing mechanics used to determine the number of Contributor Subscribed Units. The amendment subjects the initial unit calculation to a closing-date adjustment if the Closing XRP Price is below the Signing XRP Price, while retaining the additional-unit adjustment if the Closing XRP Price is above the Signing XRP Price. A copy of Amendment No. 1 to the Contribution Agreement is attached to the Proxy Statement/Prospectus as Annex W, which is incorporated herein by reference.

Advance Funding Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, Pubco, the Company and SPAC entered into the Advance Funding Subscription Agreements with certain Advance Funding Subscribers, pursuant to which the Advance Funding Subscribers agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, the Advance Funding Shares for $214.05 million in cash and a contribution of 600,000 XRP tokens, in a private placement, upon the terms and subject to the conditions set forth therein. On August 12, 2026, Pubco, the Company, SPAC and each Advance Funding Subscriber entered into Amendment No. 1 to the applicable Advance Funding Subscription Agreement in order to revise the pricing mechanics used to determine the number of Advance Funding Shares. Under the Advance Funding Subscription Agreements, as amended, each Advance Funding Subscriber will receive a number of Advance Funding Shares at the closing of the Advance Funding equal to the sum of (a) the Advance Funding Initial Subscribed Shares and (b) the Advance Funding Adjustment Shares, if any. Amendment No. 1 subjects the initial share calculation to a closing-date adjustment if the Closing XRP Price is below the Signing XRP Price, while retaining the additional-share adjustment if the Closing XRP Price is above the Signing XRP Price.

In addition to the changes reflected by Amendment No. 1 above, on August 12, 2026, Pubco, the Company, SPAC and each of the SBI Stockholders further amended the applicable Advance Funding Subscription Agreements. The purpose of each SBI Entity Amendment is to apply a 39.9% ownership limitation to the shares of Pubco Class A Common Stock issuable in respect of SBI’s Advance Funding Subscription. At the Transaction Closing, Pubco will issue in respect of SBI’s subscription (i) the number of shares of Pubco Class A Common Stock that would cause the Subscriber Group Ownership Percentage (as defined in the applicable Advance Funding Subscription Agreement, as amended) to equal 39.9% and (ii) the balance of the Subscribed Shares as shares of Pubco Class C Common Stock. This allocation will not change the aggregate number of Subscribed Shares, the aggregate Subscription Price or the Per Share Price, which will be identical for shares of Pubco Class A Common Stock and Pubco Class C Common Stock. The shares of Pubco Class C Common Stock will be convertible into shares of Pubco Class A Common Stock in accordance with the Amended and Restated Pubco Charter.

The closing of each Advance Funding Subscription is conditioned on the satisfaction or waiver by each such Advance Funding Subscriber of the additional condition that, on the date of each such agreement, no other Advance Funding Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the other Advance Funding Shares) shall have been amended, modified or waived in any manner that benefits any other Advance Funding Subscriber unless such Advance Funding Subscriber shall have been offered in writing the same benefits (other than terms particular to the legal or regulatory requirements of such other Advance Funding Subscriber or its affiliates or related persons). For more information about the Advance Funding Subscription Agreements, please see the section entitled “The Transactions—Advance Funding Subscription Agreements.” Copies of the forms of Advance Funding Subscription Agreements are attached to the Proxy Statement/Prospectus as Annex M and Annex N, each of which is incorporated herein by reference. Copies of Amendments No. 1 to the Advance Funding Subscription Agreements are attached to the Proxy Statement/Prospectus as Annex X and Annex Y, respectively, each of which is incorporated herein by reference.

Delayed Funding Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, Pubco, the Company and SPAC entered into Delayed Funding Subscription Agreements with the Delayed Funding Subscribers, pursuant to which the Delayed Funding Subscribers agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, the Delayed Funding Shares for $10.5 million in cash and a contribution of 200,000 XRP tokens, in a private placement, upon the terms and subject to the conditions set forth therein. Delayed Funding Subscribers will receive a number of Delayed Funding Shares at the closing of the Delayed Funding equal to the quotient of (i) the Delayed Funding Subscription Price and (ii) $10.00. The closing of each Delayed Funding Subscription is conditioned on, among other things, the satisfaction or waiver of all closing conditions to the consummation of the Business Combination; the Delayed Funding Subscribers’ consent to any amendments, modifications or waivers to the terms of the Business Combination Agreement that would reasonably be expected to materially and adversely affect the economic benefits to the Delayed Funding Subscribers; and the additional condition that, on the date of each such agreement, no other Delayed Funding Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the other Delayed Funding Shares) shall have been amended, modified or waived in any manner that benefits any other Delayed Funding Subscriber unless such Delayed Funding Subscriber shall have been offered in writing the same benefits (other than terms particular to the legal or regulatory requirements of such other Delayed Funding Subscriber or its affiliates or related persons). For more information about the Delayed Funding Subscription Agreements, please see the section entitled “The Transactions—Delayed Funding Subscription Agreements.” Copies of the forms of Delayed Funding Subscription Agreements are attached to the Proxy Statement/Prospectus as Annex O and Annex P, each of which is incorporated herein by reference.

Series C Subscription Agreement

Concurrently with the execution of the Business Combination Agreement, Pubco, the Company and SPAC entered into the Series C Subscription Agreement with the Sponsor, pursuant to which the Sponsor agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, Series C Subscribed Shares for 211,319,096.061435 XRP tokens, in a private placement, upon the terms and subject to the conditions set forth therein. On August 12, 2026, Pubco, the Company, SPAC and the Sponsor entered into Amendment No. 1 to the Series C Subscription Agreement in order to revise the pricing mechanics used to determine the number of Series C Subscribed Shares. Amendment No. 1 subjects the initial share calculation to a closing-date adjustment if the Closing XRP Price is below the Signing XRP Price, while retaining the additional-share adjustment if the Closing XRP Price is above the Signing XRP Price. The Sponsor will receive (i) a number of shares of Pubco

Class A Common Stock that would result in the Series C DQ Persons owning, immediately after the Transaction Closing and the other related transactions, a number of shares of Pubco Class A Common Stock that would cause the Series C DQ Persons to be the beneficial owners (as defined in Rule 13d-3 or 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor statute or regulation) of capital stock of Pubco such that the Series C Attributed Ownership Percentage (as defined below) equals 19.9% and (ii) a number of shares of Pubco Class C Common Stock equal to the number of Series C Subscribed Shares minus the number of shares of Pubco Class A Common Stock issued to the Sponsor pursuant to clause (i). Under the Series C Subscription Agreement, as amended, the total Series C Subscribed Shares will equal the sum of (a) the Series C Initial Subscribed Shares and (b) the Series C Adjustment Shares, if any. For more information about the Series C Subscription Agreement, please see the section entitled “The Transactions—Series C Subscription Agreement.” A copy of the Series C Subscription Agreement is attached to the Proxy Statement/Prospectus as Annex L, which is incorporated herein by reference. A copy of Amendment No. 1 to the Series C Subscription Agreement is attached to the Proxy Statement/Prospectus as Annex Z, which is incorporated herein by reference.

Contributor Related Party Entity Subscription Agreement

Concurrently with the execution of the Business Combination Agreement, Pubco, the Company and SPAC entered into the Contributor Related Party Entity Subscription Agreement with the Contributor Related Party Entity, pursuant to which the Contributor Related Party Entity purchased and Pubco agreed to issue and sell, on the Closing Date, the Contributor Related Party Entity Subscribed Equity Interests for an aggregate contribution of 50 million XRP tokens in a private placement, upon the terms and subject to the conditions set forth therein. On August 12, 2026, Pubco, the Company, SPAC and the Contributor Related Party Entity entered into Amendment No. 1 to the Contributor Related Party Entity Subscription Agreement in order to revise the pricing mechanics used to determine the number of Contributor Related Party Entity Subscribed Equity Interests. Amendment No. 1 subjects the initial equity-interest calculation to a closing-date adjustment if the Closing XRP Price is below the Signing XRP Price, while retaining the additional-equity-interest adjustment if the Closing XRP Price is above the Signing XRP Price. The Contributor Related Party Entity will not receive a number of shares of Pubco Class A Common Stock that would result in the Contributor Group Holders collectively owning, immediately after the Transaction Closing and the other related transactions, a number of shares that would cause the Contributor Group Ownership Percentage (as defined below) to exceed 9.9% and, to the extent the number of shares issued to the Contributor Group Holders is reduced as a result of the foregoing, the Contributor Related Party Entity will receive a number of Company Units equal to the number of Contributor Related Party Entity Subscribed Equity Interests minus the number of Contributor Related Party Entity Subscribed Shares. Under the Contributor Related Party Entity Subscription Agreement, as amended, the Contributor Related Party Entity Subscribed Equity Interests will equal the sum of (a) the Contributor Related Party Entity Initial Subscribed Equity Interests and (b) the Contributor Related Party Entity Adjustment Equity Interests, if any. Prior to and effective upon closing, Pubco, Ripple and the Contributor Related Party Entity will enter into the Company A&R LLCA. For more information about the Contributor Related Party Entity Subscription Agreement, please see the section entitled “The Transactions—Contributor Related Party Entity Subscription Agreement.” A copy of the form of Contributor Related Party Entity Subscription Agreement is attached to the Proxy Statement/Prospectus as Annex Q, which is incorporated herein by reference. A copy of Amendment No. 1 to the Contributor Related Party Entity Subscription Agreement is attached to the Proxy Statement/Prospectus as Annex AA, which is incorporated herein by reference.

Equity Interest Variability

The number of equity interests issuable by Pubco or the Company under the Private Placement Subscription Agreements varies based on the price of XRP. More specifically, Private Placement Investors that subscribed for Pubco Stock or Company Units pursuant to any of the Advance Funding Subscription Agreements, the Delayed Funding Subscription Agreements, the Series C Subscription Agreement or the Contributor Related Party Entity Subscription Agreement, and Ripple, in connection with its contribution pursuant to the Contribution Agreement, will have their respective XRP contributions or investments valued at the Closing XRP Price.

Tax Receivable Agreement

Concurrently with the Closing, TRA Parties will enter into a Tax Receivable Agreement, which will provide for, among other things, payment by Pubco to the TRA Parties of 85% of the U.S. federal, state and local income tax savings realized or deemed to be realized by Pubco as a result of the increases in tax basis and certain other tax benefits related to the transactions contemplated under the Business Combination Agreement and the exchange of units of the Company Surviving Subsidiary for shares of Pubco Class A Common Stock (as more fully described in the Tax Receivable Agreement).

Although the Tax Receivable Agreement will be entered into in connection with the consummation of the Business Combination, no liability has been recorded related to the Tax Receivable Agreement in the unaudited pro forma condensed combined balance sheet. As of the pro forma balance sheet date, no payment obligation under the Tax Receivable Agreement has been triggered, and the Business Combination, in and of itself, does not give rise to an obligation to make payments under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement would arise upon the future realization of certain tax benefits in connection with or related to subsequent exchanges of units of the Company Surviving Subsidiary for shares of Pubco Class A Common Stock and upon certain other triggering events (as more fully described in the Tax Receivable Agreement). Management has determined that no such triggering events have occurred as of the pro forma balance sheet date and that any future payments under the Tax Receivable Agreement are not considered probable. Accordingly, no liability related to the Tax Receivable Agreement is reflected in the unaudited pro forma condensed combined financial information.

Merger Consideration

As consideration for the Company Merger:

(1)

Ripple is entitled to receive one share of Pubco Class A Common Stock for each Company Unit held by Ripple immediately prior to the Company Merger Effective Time, subject to certain limitations imposed on the Contributor Group Holders; and

(2)

All of the Company Merger Sub Units issued and outstanding immediately prior to the Company Merger Effective Time is converted into a number of units of the Company Surviving Subsidiary equal to the number of shares of Pubco Class A Common Stock immediately following the Company Merger Effective Time.

By virtue of the SPAC Merger:

(1)

each issued and outstanding SPAC Class A Share (other than (x) treasury shares and (y) shares of holders of SPAC Class A Shares who have exercised their rights of redemption) is automatically converted into one share of Pubco Class A Common Stock; and

(2)	each issued and outstanding SPAC Class B Share (other than treasury shares) is automatically converted into one SPAC Class A Share in accordance with the Proposed Certificate of Incorporation.

The Sponsor also agreed to forfeit, immediately prior to the Company Merger Effective Time, 230,694 SPAC Class A Shares, 4,544,672 SPAC Class B Shares and 115,347 SPAC Private Warrants. The Sponsor will exchange its remaining SPAC Private Warrants for Pubco Warrants. The Pubco Warrants will have substantially the same terms as the SPAC Private Warrants.

Note 2—Basis of Presentation and Accounting Policies

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Pubco will experience. The Company and SPAC did not have any historical relationship prior to the Business Combination. Pubco and SPAC did not have any historical relationship prior to the Business Combination, other than customary arm’s-length discussions and negotiations in connection with the evaluation and execution of the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the Company and SPAC, as well as between Pubco and SPAC. The Company and Pubco were both wholly-owned subsidiaries of Ripple prior to the Business Combination. Accordingly, pro forma adjustments were required to eliminate certain intra-entity activities between the Company and Pubco.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified transaction accounting adjustments and presents management’s adjustments. Pubco has elected not to present management’s adjustments and will only be presenting transaction accounting adjustments in the following unaudited pro forma condensed combined financial information.

SPAC does not meet the definition of a “business” pursuant to ASC 805-10-55 as it is an empty listed shell holding only cash raised as part of its original equity issuance. The Company and Pubco do not meet the definition of a “business” pursuant to ASC 805-10-55. As a result, the Business Combination does not qualify as a “business combination” within the meaning of ASC 805, Business Combinations; rather, the Business Combination will be accounted for as a recapitalization in accordance with U.S. GAAP. See Note 3—Accounting for the Business Combination for more details.

The historical financial statements of Pubco and the Company have been prepared in accordance with U.S. GAAP. The historical financial statements of SPAC have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information reflects U.S. GAAP, the basis of accounting used by the Company.

Holders of 18,463,753 Public Shares exercised their redemption rights in connection with the Business Combination. The unaudited pro forma condensed combined financial information reflects the redemption of these shares at approximately $10.49 per share, or approximately $193.6 million in the aggregate, based on the Trust Account value as of June 30, 2026. The amount paid from the Trust Account on the Closing Date also included Trust Account earnings after June 30, 2026. The condition in the Business Combination Agreement requiring SPAC to have net tangible assets of at least $5,000,001 immediately prior to or upon consummation of the Business Combination was satisfied at the Closing.

The unaudited pro forma condensed combined financial information reflects, among other things, that (a) neither SPAC, nor Pubco nor the Company entered into any additional financing arrangements prior to Closing, (b) Ripple contributed the Contributed XRP as required under the Contribution Agreement, (c) the Private Placement Investors funded their commitments as required under their Private Placement Subscription Agreements, (d) the Closing SPAC Share Price is $10.00, (e) no shares of Pubco Class A Common Stock were issued pursuant to the Incentive Plan, and (f) neither Ripple nor the Sponsor purchased SPAC Class A Shares in the open market. In addition, the Closing XRP Price is $1.43069, as calculated by taking the arithmetic average of the quotes at 4:00 p.m. New York City time for each of the three days immediately preceding the Closing Date.

The following summarizes the pro forma capitalization of Pubco immediately after the Business Combination:

	At Closing
Pro Forma Ownership	Pubco Class A Common Stock	Pubco Class C Common Stock	Company Units	Percent Outstanding Pubco Common Stock	% of Voting Power
SPAC Public Shareholders	4,846,247	—	—	8.9%	21.8%
Sponsor (1)	4,431,512	29,306,333	—	62.0%	19.9%
Contributor	1,581,112	—	16,558,815	2.9%	7.1%
Contributor Related Party Entity	623,509	—	6,529,941	1.1%	2.8%
SBI	8,885,293	2,905,659	—	21.6%	39.9%
Other Advance and Delayed Funding Subscribers	1,901,232	—	—	3.5%	8.5%

Total	22,268,905	32,211,992	23,088,756	100.0%	100.0%

(1)

Includes (i) 30,233,211 shares of Pubco Stock that the Sponsor received in connection with the Series C Subscription Agreement and (ii) the forfeiture of 230,694 SPAC Class A Shares, 4,544,672 SPAC Class B Shares and 115,347 SPAC Private Warrants.

Upon consummation of the Business Combination, management performed a comprehensive review of the three entities’ accounting policies.

As a result of the review, management did not identify any differences in the accounting policies of the three entities that, when conformed, would have had a material impact on the financial statements of Pubco. Management reviewed the digital asset accounting policies of the three entities and determined they were consistent. Upon consummation of the Transactions, the Company and Pubco became related parties to Ripple and ceased to be wholly-owned subsidiaries of, or controlled, by Ripple. Management reassessed the applicability of ASU 2023-08, Intangibles – Goodwill and Other – Crypto Assets (Subtopic 350-60), and determined that the XRP holdings did not meet the scoping criteria of ASC 350-60-15-1f. As such, the XRP holdings were excluded from the scope of ASC 350-60 and continued to be accounted for as indefinite-lived intangible assets, measured at historical cost less accumulated impairment. Accordingly, no pro forma adjustment was reflected to measure XRP holdings at fair value.

Except for the accounting policy differences described above, management did not identify any other differences that would have had a material impact on the unaudited pro forma condensed combined financial information.

Note 3—Accounting for the Business Combination

Company Merger

The Company Merger whereby Company Merger Sub (a subsidiary of Pubco) merged with and into the Company, with the Company continuing as a surviving company as a subsidiary of Pubco, has been accounted for as a transaction between entities under common control in accordance with U.S. GAAP. Under ASC 805-50, “Transactions Between Entities Under Common Control,” transfers of net assets or exchanges of equity interests between entities under common control are accounted for in a manner similar to a pooling of interests. Accordingly, the assets and liabilities transferred as part of the Company Merger were recognized by Pubco at their historical carrying amounts as reflected in the accounts of the Company immediately prior to the transaction. No new goodwill or step-up in basis was recognized as a result of the Company Merger.

SPAC Merger

The SPAC Merger, whereby SPAC Merger Sub (a subsidiary of Pubco) merged with and into SPAC Delaware, with SPAC Delaware continuing as the surviving entity as a subsidiary of Pubco, has been accounted for as a recapitalization in accordance with U.S. GAAP where Pubco issues shares in exchange for the net assets of the SPAC. It was determined that the SPAC, Pubco and the Company were not considered to be businesses in accordance with U.S. GAAP and therefore the SPAC Merger, which is a combination of assets from the various parties, is akin to a recapitalization and the ultimate equity structure will be that of Pubco as the successor entity to the Company Merger and the SPAC Merger. Under this method of accounting, SPAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Transactions would be treated as Pubco issuing shares for the net assets of the SPAC, accompanied by the common control recapitalization above. The net assets of SPAC would be stated at fair value, with no goodwill recorded. As a result, any transaction costs incurred to effect the recapitalization represent costs related to issuing equity and raising capital that are recognized as a reduction to the total amount of equity raised rather than an expense recorded as incurred. Any activities prior to the Transactions will be those of Pubco and its common control entity, the Company, with Pubco as the reporting legal entity.

Note 4—Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026

The pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 2026, are as follows:

(a)

Represents the liquidation and reclassification of funds held in the Trust Account to cash that became available following the Business Combination in the amount of $241.2 million as of the Closing Date, of which $193.6 million was paid to holders of 18,463,753 Public Shares who exercised their redemption rights and $47.6 million was released to Pubco, and the reclassification of the Armada Acquisition Corp. II’s Class A ordinary shares subject to possible redemption representing the remaining 4,536,247 public shares at a redemption value of approximately $10.49 per share to Pubco additional paid-in capital. The additional paid-in capital of $47,556,894 was calculated based on the $47,564,385 released from the Trust Account, being the $241,164,305 carrying value of the Class A ordinary shares subject to redemption as presented by Armada Acquisition Corp. II less $193,599,920 paid to redeeming shareholders, less the $4,536 par value as described in (b) herein, less the $2,955 net reduction in additional paid-in capital related to the par values of the recapitalized shares including i) $3,335 based on 3,335,328 shares of Pubco Class A common stock with par value of $0.001 as described in (c), ii) $169 based on 169,306 shares of Pubco Class A common stock with par value of $0.001 retained by the Sponsor in exchange for previously held SPAC Class A ordinary shares, iii) $310 based on 310,000 shares of Pubco Class A common stock with a par value of $0.001 retained by parties other than the Sponsor in exchange for previously held SPAC Class A ordinary shares, net of a $788 increase in additional paid-in capital resulting from the elimination of the par value of 7,880,000 SPAC Class B shares at $0.0001 per share, as described in (c), and also net of a $23 increase in additional paid-in capital resulting from the forfeiture by the Sponsor of 230,694 shares equal to (x) all SPAC Class A ordinary shares held by the Sponsor multiplied by (y) one minus the Adjustment Factor as determined as of Closing Date, at SPAC par value of $0.0001 per share. Furthermore, the $2,955 net reduction in Pubco additional paid-in capital includes increases of $17 and $31 in Pubco additional paid-in capital, which correspond to the elimination of SPAC par values at $0.0001 per share for 169,306 and 310,000 SPAC Class A ordinary shares, respectively, which became shares of Pubco Class A common stock shares retained by the Sponsor and other parties. The public shareholders also hold warrants, which were classified as equity within additional paid-in capital of Armada Acquisition Corp. II. Upon consummation of the Business Combination, such warrants became Pubco warrants with the same terms. No transaction adjustment was reflected for the warrants, as they remained equity classified within additional paid-in capital of the combined company.

(b)

Reflects the issuance of 4,536,247 shares of Pubco Class A common stock, with an aggregate par value of $4,536 based on $0.001 per share, in exchange for Armada Acquisition Corp. II’s Class A ordinary shares not redeemed.

(c)

Reflects the conversion of SPAC Class B ordinary shares into Class A Common Stock shares of Pubco on a one-for-one basis, attributable to the Sponsor, where 7,880,000 Class B shares were outstanding and 4,544,672 shares, equal to (x) all SPAC Class B Shares that Sponsor holds multiplied by (y) one minus the Adjustment Factor, as determined as of the Closing Date, were forfeited, and the elimination of the historical par value of such shares of $788. Additionally, reflects conversion of 400,000 SPAC Class A ordinary shares on a one-for-one basis, of which 230,694 shares, equal to (x) all SPAC Class A Shares that Sponsor holds multiplied by (y) one minus the Adjustment Factor as determined as of the Closing Date, were forfeited by the Sponsor, and the elimination of the historical par value of such shares of $71, resulting in 3,504,634 shares of Pubco Class A Common Stock shares initially issuable to the Sponsor. The converted shares are reflected at an implied $10.00 per share, consistent with the per-share reference amount used for other equity issuances, with amounts allocated between Class A common stock and additional paid-in capital accordingly. Pursuant to Sponsor agreeing to a voting ownership cap of 19.9% of Pubco’s total voting power, the shares issuable to the Sponsor were reduced to 460,338 shares of Pubco Class A Common Stock, with the excess of 3,044,296 shares above the 19.9% voting ownership cap reflected as Pubco Class C Common Stock, and the related reclassification reflected within equity, including $460 of Pubco Class A Common Stock par value and $3,044 of Pubco Class C Common Stock par value, with the offsetting amounts reflected in additional paid-in capital as described in (a). Together with the Series C Subscription Agreement shares described below, adjustment (c) reflects total par value of $4,431 for Pubco Class A Common Stock and $29,306 for Pubco Class C Common Stock.

Also, reflects the Series C Subscription Agreement dated October 19, 2025, pursuant to which on the Closing Date the Sponsor purchased Pubco Class A Common Stock and Pubco Class C Common Stock shares for 211,319,096 XRP. The transaction adjustment reflects the release of the refundable investor advances upon release of the XRP from escrow upon consummation of the Business Combination and its reclassification to additional paid-in capital including the elimination of refundable investor advances of $413,145,235 calculated as pro rata for the Sponsor’s portion of the fair value of the refundable investor advances, the related par value of the shares issuable of $3,971 for Pubco Class A Common Stock and $26,262 for Pubco Class C Common Stock, respectively, and the related recognition of additional paid-in capital of $302,301,877, and the change in fair value of the refundable investor advances through June 30, 2026 of $110,813,125, representing the difference between the refundable investor advances and amounts recorded in additional paid-in capital is reflected within accumulated deficit. The par value of Pubco Class A Common Stock was calculated based on 3,971,174 shares at $0.001 par value per share and par value of Pubco Class C Common Stock was calculated based on 26,262,037 shares at $0.001 par value per share.

The 3,971,174 shares were calculated based on the Closing XRP Price of $1.43069 multiplied by the 211,319,096 XRP contributed to render 30,233,211 shares prior to the beneficial ownership cap by utilizing the implied $10.00 per share, which resulted in 3,971,174 after applying the 19.9% ownership cap. Such excess between 30,233,211 and 3,971,174 being 26,262,037 pursuant to the Series C Subscription agreement is issuable in Pubco Class C Common Stock. The Class A Common Stock shares and Class C Common stock shares issuable were calculated utilizing the Closing XRP Price, which was $1.43069 as contractually stipulated in Amendment No. 1 to the Series C Subscription Agreement. No Series C Adjustment Shares were issuable, as the Closing XRP Price of $1.43069 did not exceed the Signing XRP Price of $2.36609. The Pubco Class A and Class C shares of the Combined Company’s ordinary shares have a par value of $0.001 per share and the excess over par value is reflected as additional paid-in capital.

(d)

Other SPAC Class A ordinary shares retained in full by holders other than the Sponsor totaled 310,000 shares and were converted into the same number of Pubco Class A Common Stock on a one-for-one basis.

(e)

Reflects the par value of Pubco Class A Common Stock shares issuable to Ripple in connection with their contribution of 126,791,458 XRP tokens in a private placement under an agreement dated October 19, 2025 as amended by Amendment No. 1. The contribution was initially exchanged for 30,000,000 Company Units, whereby at closing these units automatically cancelled in exchange for the right to receive one Pubco Class A Common Stock shares for each Company Unit, subject to the Contributor Group Ownership Percentage of 9.9%, with any excess to remain as Company Units. Subsequent to the Amendment No. 1, the contribution is in exchange for 18,139,927 Company Units, equal to (x) 30,000,000 Company Units referenced above and (y) the Closing Date Adjustment Factor as determined as of the Closing Date. The conversion of Company Units is reflected as 1,581,112 Pubco Class A Common Stock shares issuable to Ripple with an aggregate par value of $1,581 based on $0.001 per share. No Adjustment Units of Company Units were issuable, as the Closing XRP Price did not exceed the Signing XRP Price. The Adjustment Units were calculated under the terms of Amendment No. 1 of the Ripple Contribution Agreement, which are the same as those described in (c) above. Non-controlling interest was accreted to redemption value through accumulated deficit based on 16,558,815 Company Units at $10 accretion value.

(f)

Reflects a subscription agreement entered on October 19, 2025, and as amended, with the Ripple Party Entity for 50,000,000 XRP tokens, settled at Closing Date whereby the Ripple Party Entity received Pubco’s Class A Common Stock shares, structured to ensure Ripple and the Ripple Party Entity do not exceed the 9.9% ownership cap in Pubco immediately following the closing. Any excess equity interests are issuable and reflected in the form of Company Units. The total equity interests issuable for this agreement are 7,153,450 shares, which was calculated utilizing the Closing XRP Price of $1.43069 as contractually stipulated in the Amendment No. 1 to the Subscription Agreement, and the quantity of equity interests issuable represent the quotient of such contributed value and $10.00 per Pubco Class A Common Stock share or Company Unit, as applicable.

The 9.9% ownership limitation resulted in 2,204,621 shares being issued to Ripple and the Ripple Party Entity. 623,509 shares of Pubco Class A Common Stock represents the pro rata portion attributed to this subscription agreement issued to the Ripple Party Entity, with an aggregate par value of $624. The remaining excess equity interests of 6,529,941 were issued as Company Units, which are reflected as redeemable non-controlling interest in the amount of $65,299,410, recorded at $10.00 per unit. As of the Closing Date, Pubco Class A common stock was not publicly traded; therefore, the redemption provisions that provide for settlement based on the volume weighted average market price of Pubco Class A common stock were not yet operative and the fair value used to calculate the redemption value could not be determined therefore a price of $10 per unit was utilized which reflects the contractually established per-unit price under the initial terms of the Contribution Agreement and the Ripple Party Entities Subscription Agreement pursuant to which Company Units were issued at a per unit price of $10.00. Once Pubco Class A common stock becomes publicly traded and the volume-weighted average market price becomes observable, the redemption value of the Company Units is expected to be determined based on the applicable market-price-based settlement provisions. A hypothetical $1.00 increase to the $10 unit-price would result in a corresponding increase in the redemption value of the Company Units of $6,529,941, based on 6,529,941 Company Units outstanding. A hypothetical decrease of $1 in the redemption value would have no impact on the current carrying value, as the redemption value would not be recorded below its initial carrying value of $10 per unit.

The digital assets were initially valued utilizing the quoted closing price on Coinbase upon receipt to the digital wallet of $2.49600 on October 20, 2025, resulting in initial value of $124.8 million. The transaction adjustment reflects the recognition of XRP contribution and the related equity issuance, including a reduction to refundable investor advances of $97,753,881, an increase to additional paid-in capital of $6,232,885 representing the 623,509 shares held by the Ripple Party Entity in Pubco Class A Common Stock shares at $10 a share less par value, and a net decrease to accumulated deficit of $26,219,381 which is calculated as the difference between the pro rata portion of the refundable investor advances of $97,753,881 and the amount recognized in additional paid-in capital of $6,232,885, the amount recognized in redeemable non-controlling interest of $65,299,410 and the $2,205 related to the par value of the Class A units from the Ripple and Ripple-related entity, and is reflected within accumulated deficit due to the extinguishment of the liability.

The equity interests issuable were calculated utilizing the Closing XRP Price, which was $1.43069 and the quantity of equity interests issuable represent the quotient of such contributed value and $10.00 per Pubco Class A Common Stock share or Company Unit, as applicable. The Contributor Related Party Adjustment Equity Interests are calculated utilizing the quotient of the Closing XRP Price and the signing date XRP token VWAP as defined in the subscription agreement, whereas the former was $1.43069 and such amount was compared to the signing date XRP token VWAP of $2.36609 utilizing the CME CF XRP-Dollar Reference Rate - New York Variant benchmark. Because the Closing XRP Price did not exceed the Signing XRP Price, no Contributor Related Party Adjustment Equity Interests were issuable.

(g)

Reflects advance funding of $214,050,000 in cash and 600,000 XRP tokens in a private placement. Investors were issued Pubco Class A Common Stock shares at $10.00 per share, where the number of shares for investors funding in the form of XRP tokens are determined based on the XRP price at closing. The Closing XRP Price of $1.43069 was used only to determine the number of shares issuable for the XRP contributed. XRP is held in escrow for investors. The advance funding subscribed in cash was used to purchase 84,365,876 XRP tokens, which are included in Pubco’s historical digital assets at cost less accumulated impairment as of June 30, 2026. The 600,000 XRP tokens contributed by investors were received in October 2025 and are included in Pubco’s historical digital assets at cost less accumulated impairment. The transaction adjustment reflects the reduction of refundable investor advances of $176,144,884 and the issuance of Pubco Class A Common Stock and Pubco Class C Common Stock with an aggregate par value of $10,123 and $2,906, respectively (based on 10,123,015 and 2,905,659 shares at $0.001 par value per share), with the excess over par value recorded as additional paid-in capital in the amount of $130,223,768. The transaction adjustment also reflects the change in fair value of the refundable investor advances of $45,908,087 through June 30, 2026, which is calculated as the difference between the pro rata portion of the refundable investor advances of $176,144,884 and the amount recognized in additional paid-in capital of $130,223,768, which is reflected within accumulated deficit due to the extinguishment of the liability.

Pubco Common Stock shares issued under the Advance Funding Agreements were 13,028,674 shares, comprising 10,123,015 shares of Pubco Class A Common Stock and 2,905,659 shares of Pubco Class C Common Stock issued to SBI in excess of the 39.9% ownership limitation, with the excess over par value recorded as additional paid-in capital. The Advanced and Delayed Funding Agreements provide for adjustment shares issuable as Pubco Class A Common Stock. Such adjustment Shares were calculated utilizing the Closing XRP Price of $1.43069 and using the signing date XRP value, which was $2.36609 pursuant to the contractual provision of the Advanced and Delayed Funding Agreements as amended. No adjustment shares were issuable.

(h)

Reflects $10,500,000 in cash and 200,000 XRP tokens received from the delayed subscription agreements at closing under similar terms. The digital assets recognized from the Delayed Funding Subscription Agreements funded in XRP were valued at the Closing XRP Price of $1.43069, resulting in the recognition of $286,138 of digital assets. Cash and XRP contributed from the Delayed Funding Subscription Agreements totaled $10,786,138.

In total, from cash and XRP contributed, Pubco Class A Common Stock shares issuable under the delayed funding agreements were 663,510 shares, reflected as an increase to Pubco Class A Common Stock with an aggregate par value of $664, based on $0.001 per share, with the excess over par value recorded as additional paid-in capital in the amount of $10,785,474.

(i)

Reflects reclassification to additional paid-in capital of $6,976,443 previously capitalized deferred transaction costs and the cash payment of $4,120,000 related to transaction costs incurred by Pubco, net of expected expense reimbursements, including but not limited to, advisory fees, legal fees, and accounting fees in connection with the consummation of the Business Combination. The SPAC’s estimated transaction costs amount to $5,480,874 and include the deferred underwriting fee of $1,814,499 payable at Closing, net of $453,625 in expense reimbursements. Of the total estimated transaction costs, $5,283,977 was accrued in the SPAC’s historical financial statements. The deferred underwriting fee was already recorded as Class A ordinary shares subject to possible redemption in the SPAC’s historical financial statements. Additional transaction expenses of the SPAC are expensed as incurred.

(j)

Reflects the elimination of historical accumulated deficit of Armada Acquisition Corp. II in the amount of $14,528,687, with a corresponding decrease to additional paid-in capital of $14,528,687, upon consummation of the Business Combination.

(k)

Reflects the settlement of the $9,200,000 deferred underwriting fee accrued by Armada Acquisition Corp. II as of June 30, 2026 upon closing of the Business Combination. The deferred underwriting fee and the expense reimbursement are reduced by $0.40 and $0.10 per share, respectively, for each Public Share redeemed. Accordingly, the deferred underwriting fee was reduced by $7,385,501 as a result of the 18,463,753 Public Shares redeemed, which is recorded as additional paid-in capital, and the remaining $1,814,499 was paid in cash. The adjustment also reflects receipt of the associated expense reimbursement of $453,625 related to the 4,536,247 Public Shares held by public shareholders who did not exercise their redemption rights, which is recorded as additional paid-in capital.

(l)	No net deferred tax asset or deferred tax liability is reflected in the pro forma balance sheet as the deferred tax assets are fully offset by a corresponding valuation allowance.

The unaudited pro forma condensed combined balance sheet reflects a gross deferred tax asset of $27,318,444, primarily associated with deductible temporary differences arising from Pubco’s investment in the Company following its contribution of net assets at June 30, 2026, measured in accordance with ASC 740 using enacted statutory tax rates. Based on management’s assessment of the realizability of the deferred tax asset, a full valuation allowance of $27,318,444 has been recorded against the deferred tax asset. As a result, no net deferred tax asset or deferred tax liability is recognized in the pro forma balance sheet. While the related deferred tax effects associated with the contribution of assets would otherwise be reflected as an adjustment to additional paid-in capital under GAAP, no corresponding adjustment to additional paid-in capital is recorded because the deferred tax asset is fully offset by the valuation allowance.

(m)	Reflects the elimination of related party receivable and payable balances of $3,115,890 between Pubco and the Company upon the Company Merger.

(n)	Reflects release of contributed XRP from escrow to effect the Business Combination at Closing and purchase of XRP with the remaining $49,995 of cash.

(o)

Reflects D&O tail policy with a term of six years at a premium of $250,000, reflected as a decrease to cash of $250,000 and the recognition of prepaid insurance of $41,667 (current) and $208,333 (long-term).

(p)

This adjustment reflects the accretion to redemption value as an increase to non-controlling interest held by Ripple and an adjustment to accumulated deficit of $165,588,150 associated with 16,558,815 Pathfinder units held by Ripple, after consideration of the historical carrying amount. Accretion is calculated as the difference between (i) the redemption value of Ripple’s non-controlling interest in Pathfinder and (ii) the historical carrying amount of such non-controlling interest, which is zero. The redemption value is determined by multiplying the number of Pathfinder units held by Ripple that are subject to redemption by the $10.00 per-unit price. A hypothetical $1.00 increase or decrease to the unit price would result in a corresponding increase or decrease in the redemption value of the Company Units of $16,558,815, based on 16,558,815 Company Units outstanding.

The non-controlling interest arises from units held by Ripple and the Ripple Party Entity in Pathfinder that are subject to redemption outside the control of Pubco and therefore are classified as redeemable non-controlling interest.

(q)

Reflects payment of the note payable to a related party reflected as a decrease to cash of $6,554,788 and a corresponding decrease to note payable, related party of $6,554,788, which is repayable within five business days of the earliest of (i) lender demand, (ii) closing of the Business Combination, or (iii) termination of BCA.

(r)

Reflects the issuance of $30,000,000 principal amount of Convertible Senior PIK Note in a private placement, with proceeds received at the closing of the Business Combination. The Company elected the fair value option under ASC 825-10 to measure the Convertible Note in its entirety at fair value, and the $30,000,000 transaction price is used as its fair value at initial recognition. Because the fair value option was elected, issuance costs of $1,000,000 are expensed as incurred and recorded as an increase to accumulated deficit.

Note 5—Adjustments and Reclassifications to Unaudited Pro Forma Condensed Combined Statement of Operations for the period from July 18, 2025 (inception) to December 31, 2025

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the period from July 18, 2025 (inception) to December 31, 2025, are as follows:

(aa)

Reflects the elimination of $4,797,110 in interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025.

(bb)

No income tax expense or benefit has been recorded as the Company does not anticipate the pre-tax book loss will result in income tax expense or benefit due to the full valuation allowance that will be recorded against the deferred tax assets.

(cc)	Reflects the elimination of $15,400 in administrative service fees that will cease to be paid upon the Closing.

(dd)	Reflects the amortization of $18,950 in prepaid D&O tail insurance as described in Adjustment (o) above.

(ee)	Reflects the attribution of the Company’s net loss to non-controlling interest through the ownership interest method in the amount of $461,854.

(ff)	Reflects the reversal of the historical change in fair value of refundable investor advances in the amount of $82,054,043, as no such liability remained outstanding following the Closing.

(gg)	Reflects the reversal of interest expense and interest income of $11,495 and $5,463, respectively.

(hh)

Reflects the interest expense of $543,333 on the Convertible Senior PIK Note calculated at the stated rate of 4.00% per annum and compounded semi-annually, and $1,000,000 of issuance costs related to the note, which were expensed as incurred as the Company elected the fair value option to account for the Convertible Senior PIK Note under ASC 825.

Note 6—Adjustments and Reclassifications to Unaudited Pro Forma Condensed Combined Statement of Operations for the period from January 1, 2026 to June 30, 2026

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the period from January 1, 2026 to June 30, 2026, are as follows:

(ii)

Reflects the elimination of $4,234,250 in interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025.

(jj)

No income tax expense or benefit has been recorded as the pre-tax book loss will not result in income tax expense or benefit due to the full valuation allowance recorded against the deferred tax assets.

(kk)	Reflects the amortization of $20,548 in prepaid D&O tail insurance as described in Adjustment (o) above.

(ll)	Reflects the attribution of the Company’s net loss to non-controlling interest through the ownership interest method in the amount of $1,129,146.

(mm)	Reflects the reversal of the historical change in fair value of refundable investor advances in the amount of $77,477,000, as no such liability remained outstanding following the Closing.

(nn)	Reflects the reversal of interest expense and interest income of $105,006 and $18,009, respectively.

(oo)	Reflects the interest expense of $610,867 on the Convertible Senior PIK Note calculated at the stated rate of 4.00% per annum and compounded semi-annually.

Note 7—Net Income (Loss) per Share for the period July 18, 2025 (Inception) through December 31, 2025

Represents the loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since July 18, 2025. As the Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issued in connection with the Transactions have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information reflects the actual redemptions of the public shares that occurred in connection with the Closing:

Weighted average shares outstanding – basic and diluted
Public Shareholders	4,846,247
Sponsor(1)	33,737,845
Contributor	1,581,112
Contributor Related Party Entity	623,509
SBI	11,790,952
Other Advance Funding Subscribers	1,237,722
Delayed Funding Subscribers	663,510

Total – Class A and Class C basic and diluted	54,480,897

(1)

Includes (i) 30,233,211 shares of Pubco Stock that the Sponsor received in connection with the Series C Subscription Agreement, and (ii) the forfeiture of 230,694 SPAC Class A Shares, 4,544,672 SPAC Class B Shares and 115,347 SPAC Private Warrants.

For the Period from July 18, 2025 (Inception) through December 31, 2025

Pro forma net loss	$(241,689,146)
Net loss attributable to non-controlling interest	$461,854

Net loss attributable to common stockholders of Pubco	$(241,227,292)

Weighted average shares outstanding of Pubco Class A Common Stock and Class C common stock outstanding – basic and diluted	54,480,897
Net loss per share attributable to common stockholders – basic and diluted	$(4.43)

The following potential shares of Pubco Stock were excluded from the computation of pro forma diluted net loss per share for the period from July 18, 2025 (Inception) through December 31, 2025:

Pubco Warrants(1)	11,739,645
Convertible Notes(2)	2,941,176

(1)	The Pubco Warrants have not been exercised and, accordingly, the underlying shares are excluded from the calculation.
(2)	The Convertible Note has not been converted and, accordingly, the underlying shares are excluded from the calculation.

Note 8—Net Income (Loss) per Share for the period from January 1, 2026 through June 30, 2026

Represents the loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since July 18, 2025. As the Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issued in connection with the Transactions have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information reflects the actual redemptions of the public shares that occurred in connection with the Closing:

Weighted average shares outstanding – basic and diluted
Public Shareholders	4,846,247
Sponsor(1)	33,737,845
Contributor	1,581,112
Contributor Related Party Entity	623,509
SBI	11,790,952
Other Advance Funding Subscribers	1,237,722
Delayed Funding Subscribers	663,510

Total – Class A and Class C basic and diluted	54,480,897

(1)

Includes (i) 30,233,211 shares of Pubco Stock that the Sponsor received in connection with the Series C Subscription Agreement, and (ii) the forfeiture of 230,694 SPAC Class A Shares, 4,544,672 SPAC Class B Shares and 115,347 SPAC Private Warrants.

For the Period from January 1, 2026 to June 30, 2026
Pro forma net loss	$(269,851,959)
Net loss attributable to non-controlling interest	$1,129,146

Net loss attributable to common stockholders of Pubco	$(268,722,813)

Weighted average shares outstanding of Pubco Class A Common Stock and Class C common stock outstanding – basic and diluted	54,480,897
Net loss per share attributable to common stockholders - basic and diluted	$(4.93)

The following potential shares of Pubco Stock were excluded from the computation of pro forma diluted net loss per share for the period from January 1, 2026 to June 30, 2026:

Pubco Warrants(1)	11,739,645
Convertible Notes(2)	2,941,176

(1)	The Pubco Warrants have not been exercised and, accordingly, the underlying shares are excluded from the calculation.
(2)	The Convertible Note has not been converted and, accordingly, the underlying shares are excluded from the calculation.